EXECUTIVE EMPLOYMENT AGREEMENT

This Executive Employment Agreement is entered into as of December 31, 2008 (the “Effective Date”) by and between Vu1 Corporation, a California corporation (the “Company”), and David T. Grieger (“Executive”).

1.           Employment.  The Company hereby employs Executive and Executive hereby accepts employment by the Company as its Chief Executive Officer.  The Executive shall perform such executive and managerial duties and responsibilities customary to his office and as are reasonably necessary to the operations of the Company and as may be assigned to him from time to time by or under authority of the Board of Directors of the Company (the “Board”).  Executive shall report to the Board.  In furtherance of the foregoing, during the Term and subject to the authority of the Board, the Executive shall have responsibility for the general management and day to day operations of the Company.

As a condition to the effectiveness of this Agreement, concurrently with this Agreement, Executive shall execute and deliver the Company Nondisclosure, Invention Assignment, Noncompetition and Nonsolicitation Agreement in the form attached hereto as Exhibit A, which is part of this Agreement.

2.           Attention and Effort.  The Executive's employment by the Company shall be full-time and exclusive, and during the Term, the Executive agrees that he will (a) devote his reasonable business time and attention, his reasonable best efforts, and all his skill and ability to promote the interests of the Company, (b) carry out his duties in a competent and professional manner; and (c) work with other employees of the Company in a competent and professional manner; provided, however, that Executive may devote reasonable periods of time to (i) engaging in personal investment activities that do not involve Executive providing any advice or services to the businesses that compete with the Company or any of its subsidiaries; and (ii) engaging in charitable or community service activities, so long as none of the foregoing additional activities materially interfere with Executive’s duties under this Agreement.

3.           Term.  Unless earlier terminated by either party, the initial term of this Agreement shall be from the date hereof until December 31, 2010.  No later than August 30, 2010, the Board and the Executive will initiate discussions for the extension of the term and mutually acceptable modifications to Section 4, including additional appropriate stock options compensation and performance bonuses.

4.           Compensation.  During the term of this Agreement, the Company shall pay or cause to be paid to Executive, and Executive shall accept in exchange for the services rendered hereunder by him, the following compensation:

(a)
Base Salary.  Executive’s compensation shall consist of, in part, an annual base salary (the “Base Salary”) of $240,000 before all customary payroll deductions.  The Base Salary shall be paid to Executive in substantially equal installments and at the same intervals as other executives of the Company are paid.  At the end of each calendar year (or sooner if determined by the Board), Executive’s total compensation package payable to Executive under this Section 4 (including Executive’s Base Salary, bonuses and option grants) shall be reviewed by the Board and may be increased as determined by the Board in its sole discretion.  In no event will changes be made to Sections 4(b) or 4(c).

(b)
Stock Compensation.  Executive shall be granted 400,000 shares of common stock from the 2007 Stock Compensation Plan as of the date of the agreement set forth above, with the exercise price equal to the closing market price of the common stock on the grant date.  The grant is fully vested upon issuance.

(c)
Option Compensation. Executive shall be granted an option to purchase 600,000 shares of common stock from the 2007 Stock Compensation Plan as of the date of the agreement set forth above, with the exercise price equal to the closing market price of the common stock on the grant date.  The options shall have a life of 10 years and will vest in equal monthly amounts over the 12 months from the date of grant, which is December 31, 2008.

(d)
Bonus Compensation. Executive shall be eligible for a bonus of up to 100% of Base Salary payable in options to purchase common stock of the Company at the discretion of the Board.  If the term of this Agreement is extended beyond December 31, 2010, then the bonus will be payable in a combination of cash and options.

(e)
Performance Bonus.  Executive shall be granted an option to purchase 1,000,000 shares of common stock from the 2007 Stock Compensation Plan as of the date of the agreement set forth above, with the exercise price equal to the closing market price of the common stock on the grant date, which is December 31, 2008.  The options shall have a life of 10 years and will vest in equal monthly amounts beginning January 1, 2010 and will be fully vested on December 31, 2010. Performance bonuses will also be established for any extension of the term of this Agreement.

5.           Benefits.

(a)           Health Benefits.  During the term of this Agreement, the Company shall provide Executive with the health insurance provided to other senior executives and Executive will be entitled to participate, subject to and in accordance with applicable eligibility requirements, in fringe benefit programs as shall be provided from time to time by, to the extent required, action of the Board (or any person or committee appointed by the Board to determine fringe benefit programs).

(b)           Business Expenses.  Executive shall be reimbursed for all reasonable business expenses according to the Company’s standard practices for expense reimbursement.  The Executive, as a condition precedent to obtaining such payment or reimbursement, shall provide to the Company any and all statements, bills or receipts evidencing the travel or out-of-pocket expenses for which the Executive seeks payment or reimbursement, and any other information or materials, as the Company may from time to time reasonably request.

(c)           Vacation.  During each calendar year for the term of this Agreement, Executive shall be entitled to 20 days paid vacation. Executive agrees that no more than 10 days vacation will be used consecutively without prior consent of the Company. Unused vacation time may be accrued during the term of this Agreement, but in no event shall Executive accrue and carry over more than 10 days of paid vacation.  Any unused vacation time above the amount that may be carried over is forfeited.

6.           Payments and Benefits Upon Termination.

(a)           Voluntary Resignation by Employee or Termination for Cause by the Company.  Following termination of Executive’s employment by Executive or by the Company for Cause (as defined below), Company shall pay Executive salary due and owing as of the Executive’s last day of Employment, plus any accrued but unused vacation, less standard deductions, and shall reimburse Executive for any outstanding expenses.  If Executive voluntarily resigns, dies, is Disabled or is terminated by the Company for Cause, then Executive will not be entitled to any compensation provided by Section 6(b).

(b)           Termination Without Cause or Following a Change of Control.  Upon termination of Executive’s employment by the Company (i) for any reason other than Cause (as defined below) or (ii) on or within 90 days after a Change of Control, and in each case provided that the Executive signs a release of all claims or potential claims against the Company, the Company shall pay Executive six months of Executive’s annual Base Salary in effect immediately prior to the date of Executive’s termination (the “Cash Severance”), payable on the Company’s regularly scheduled pay day(s).  All payments under this Section 6 are subject to applicable federal and state payroll withholding or other applicable taxes.  In addition, the Company will reimburse Executive for 6 months for each year or portion thereof of service with the Company for any COBRA related payments made by Executive beginning with the first month of eligible COBRA benefits available to Executive for a maximum of 12 months.   In addition, any and all stock options in Section 4 or granted subsequent to this Employment Agreement  that are not vested as of the date of termination shall vest immediately and become exercisable effective with the date of termination.

(c)           “Cause” Definition.  For purposes of this Agreement, “Cause” means, in the Company’s sole determination, the occurrence of any of the following:  (i) the Executive's failure or refusal to perform, or Executive’s gross misconduct or negligence in the performance of, his duties and responsibilities as Chief Executive Officer, or the breach by Executive of any provision of this Agreement, but in each case, any occurrence of “Cause” under this subsection 6.(c)(i) will exist only if Executive has received first written notice of the alleged misconduct, negligence, or breach and has failed to perform the duties or responsibilities or cure the alleged breach within the 30-day period following Executive’s receipt of the notice; (ii) violation by Executive of a state or federal law, rule or regulation involving the commission of a crime against the Company (including violation of any statutory or common law duty of loyalty to the Company) or that is potentially materially injurious to the Company, or any felony or any crime involving moral turpitude, dishonesty or theft; (iii) any act of misconduct, theft, misappropriation of Company property, moral turpitude, fraud, intentional misrepresentation, bad faith or dishonesty by Executive; (iv) any act by Executive that substantially materially injures or could reasonably be expected to substantially materially injure the business or business relationships of the Company; or (vi) Executive’s inability to perform his duties because of sickness or injury for more than 30 consecutive days.

(d)           “Change of Control” Definition.  For purposes of this Agreement, “Change of Control” shall mean the occurrence of any of the following events:  (i) the consummation of the sale or disposition by the Company of all or substantially all the Company’s assets in one or a series of related transactions; or (ii) the consummation of a merger or consolidation of the Company or share exchange involving any other corporation, other than (A) a merger, consolidation or share exchange which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or (B) a merger effected solely for purposes of changing the domicile of the Company.

7.           Governing Law; Attorneys’ Fees.  This Agreement shall be governed by and construed in accordance with the laws of the state of Washington applicable to contracts made and to be performed there.  The substantially prevailing party in any litigation shall be entitled to recover from the other party all costs and expenses, including reasonable attorneys’ fees and disbursements, in connection with such litigation, arbitration or similar proceeding.

8.           Amendments; Waiver; Cure.  No amendment, waiver or modification in whole or in part of this Agreement, or any term or condition of this Agreement, shall be effective unless in writing and duly signed by the party sought to be bound.  Any waiver of any breach of any provision hereof or any right or power by any party on one occasion shall not be construed as a waiver of, or a bar to, the exercise of such right or power on any other occasion or as a waiver of any subsequent breach.

9.           Binding Effect; Successors.  This Agreement shall be binding upon, inure to the benefit of and be enforceable by the Company and Executive and their respective heirs, legal representatives, successors and assigns.

EXECUTED by the parties in Seattle, Washington as of the Effective Date.

EXECUTIVE:

By:	/s/ David T. Grieger
David T. Grieger

COMPANY: VU1 CORPORATION

By:	/s/ Mark Weber
Name:Mark Weber
Title: Director

Exhibit A

Form of Executive Nondisclosure, Nonsolicitation And
Invention Assignment Agreement

This Executive Nondisclosure, Nonsolicitation and Invention Assignment Agreement Nondisclosure and Invention Assignment Agreement (“Agreement”) is entered into by and between the individual referenced on the signature page (“Executive”) and Vu1 Corporation, a California corporation (the “Company”).

The parties agree as follows:

1.           Confidentiality.  Executive recognizes that during the course of employment with the Company, Executive will have access to certain Confidential Information (as defined below) relating to the business of the Company.  Executive agrees that all Confidential Information shall remain the exclusive property of the Company.

At all times during or following Executive’s employment with the Company, Executive agrees not to disclose to anyone outside the Company, nor to use for any purpose other than Executive’s work for the Company, (i) any Confidential Information or (ii) any information the Company has received from others which Executive knows the Company is obligated to treat as confidential or proprietary.

2.           Definition of Confidential Information.  “Confidential Information” means any information or material in which the Company has rights, whether or not owned or developed by the Company, which is not generally known other than by the Company, and which Executive may obtain knowledge of through or as a result of the employment relationship established with the Company.

Without limiting the foregoing, Confidential Information includes:  (a) any and all information in which the Company has rights relating to the invention, design and development of the Company’s products and any other proprietary technical information of the Company that is not generally known other than by the Company; and (b) any and all business plans, marketing techniques and plans, financial materials, cost data, customer lists, vendor lists, pricing policies and other proprietary business information of the Company that is not generally known other than by the Company.

Confidential Information will not include information that (i) Executive lawfully obtains from any third party who has lawfully obtained such information; (ii) is generally available to the public or is later published or generally disclosed to the public by the Company; or (iii) was already known to or in possession of Executive prior to disclosure by the Company.

3.           Inventions, Copyrights and Patents.  The Company owns all Inventions and Works (as defined below) that Executive makes, conceives, develops, discovers, reduces to practice or fixes in a tangible medium of expression, alone or with others, either (a) during the term of Executive’s employment by the Company (whether or not during working hours), or (b) within 12 months after Executive’s employment ends if the Invention or Work is derived from or relates to any work Executive performed for the Company or involves the use or assistance of the Company’s facilities, materials, personnel or Confidential Information.  The Company also owns all Inventions and Works that Executive brings to the Company that are used in the course of the Company’s business or that are incorporated into any Inventions or Works that belong to the Company.

Executive will promptly disclose to the Company, hold in trust for the Company’s sole benefit, and assign to the Company and hereby assigns exclusively to the Company all Executive’s right, title, and interest in and to any and all Inventions and Works.  Executive hereby waives any and all claims of any nature whatsoever that Executive now or hereafter may have for infringement of any patent resulting from any patent applications for any Inventions.  Executive agrees that all Works shall be considered “works made for hire” so that the Company will be considered the author of the Works under the federal copyright laws.  At the Company’s direction and expense Executive will execute all documents and take all actions necessary or convenient for the Company to give effect to the assignment to, and vesting of ownership in, the Company of all Inventions and Works.  The Company shall have full control over all applications for patents or other legal protection of Inventions and Works.

“Inventions” means discoveries, developments, concepts, ideas, improvements to existing technology, processes, procedures, machines, products, compositions of matter, formulae, algorithms, software, computer programs and techniques, and all other matters ordinarily intended by the word “invention,” whether or not patentable or copyrightable, including all copyrights (including renewal rights), patent rights and trade secret rights, vested and contingent.  “Inventions” also includes all records and expressions of those matters.  “Works” means original works of authorship, including interim work product, modifications and derivative works, and all similar matter, whether or not copyrightable.

Except as expressly provided herein, “Inventions” or “Works” shall not include inventions or works for which no equipment, supplies, facilities or trade secret information of the Company was used and which were developed entirely on Executive’s own time, unless (a) the invention or work relates directly to the Company’s actual or demonstrably anticipated business, or (b) the invention or work derives from or relates to any work Executive performed for the Company.

4.           Reverse Engineering.  Executive agrees that Executive will not engage, nor cause any other person, firm, corporation or other entity to engage, in the reproduction of Confidential Information, Inventions or Works through the techniques of “reverse engineering” as described in Title 17, United States Code, Section 906, as such statute may be amended from time to time.

5.           Return of Materials.  At the time Executive leaves the employ of the Company, or sooner at the request of the Company, Executive shall return all papers, drawings, notes, memoranda, manuals, specifications, designs, devices, documents, diskettes, tapes, prototypes and products, and any other material on any media containing or disclosing any confidential or proprietary technical or business information, except for any documents or other materials received as a shareholder of the Company, this Agreement, the Executive Employment Agreement and any other Company documents describing or setting forth Executive’s rights to compensation or benefits from the Company.  Executive shall also return any keys, pass cards, identification cards, or other property belonging to the Company.

6.           Other Employment While Employed by the Company.  While employed by the Company, Executive shall not do work that competes with or relates to any of the Company’s products or activities without first obtaining the Company’s written permission.  Any business opportunities related to the Company’s business that Executive learns of or obtains while employed by the Company (whether or not during working hours) belong to the Company, and Executive shall pursue them only for the Company’s benefit.

7.           Disclosure of New Work.  Before Executive undertakes any work for any other party during employment by the Company or within 12 months after employment ends that will involve subject matter related to the Company’s activities, Executive shall fully disclose the proposed work to the Company.

8.           Nonsolicitation.  So long as Executive is employed by the Company and for 12 months after employment ends, regardless of the reason it ends, Executive shall not directly or indirectly (a) solicit any employee or executive to leave his or her employment with the Company or (b) solicit business from clients, customers or account holders of the Company that is substantially similar to the business then conducted by the Company.  For purposes of the foregoing, Executive shall not do any of the following:  (i) disclose to any third party the names, backgrounds or qualifications of any Company employees or executives or otherwise identify them as potential candidates for employment; (ii) personally or through any other person, approach, recruit or otherwise solicit employees or executives of the Company to work for any other employer; (iii) participate in any pre-employment interviews with any person who was employed by the Company during the term of this Agreement; (iv) disclose to any third party the names, background or any information about any Company clients, customers or account holders, or otherwise identify them as potential sources of business; (v) personally or through any other person, approach or otherwise solicit clients, customers or account holders of the Company as potential sources of business.  The term “solicit” or “solicitation” or the like does not include general advertisements or other solicitations to the general public.

9.           No Conflicting Agreements.  Except for obligations to former employers, Executive is not a party to any agreements, such as confidentiality agreements, or assignment of invention agreements, with any other party except for those disclosed to the Company in writing prior to the execution of this Agreement.  No agreement with a former employer prohibits Executive from being employed by the Company.

10.           Trade Secrets.  Executive acknowledges that disclosure or use of a trade secret without express or implied consent violates the Uniform Trade Secrets Act. RCW 19.108.010. Executive acknowledges that the Company is not seeking to obtain such trade secrets and agrees not to improperly disclose trade secrets to the Company.

11.           Intentionally Blank.

12.           Injunctive Relief.  Executive acknowledges that any violation of this Agreement by Executive will cause irreparable injury to the Company and the Company shall be entitled to extraordinary relief in court, including, but not limited to, temporary restraining orders, preliminary injunctions, and permanent injunctions, without the necessity of posting bond or security. Executive consents to the Company notifying anyone to whom Executive may provide services of the existence and terms of this Agreement.

13.           Severability.  To the extent that any provision of this Agreement shall be determined to be invalid or unenforceable, such provision shall be deleted from this Agreement, and the validity and enforceability of the remainder of this Agreement shall be unaffected.  In furtherance of, and not in limitation of, the foregoing, it is expressly agreed that, should the duration or geographical extent of, or the business activities covered by this Agreement be finally determined to be in excess of that which is valid or enforceable under applicable law, such provision shall be construed to cover only that geography, duration, extent, or activities that may validly or enforceably be covered. Executive acknowledges the uncertainty of the law in this respect and expressly stipulates that this Agreement shall be construed in a manner which renders its provisions valid and enforceable to the maximum extent (not exceeding its express terms) possible under applicable law.

14.           Miscellaneous.  The substantially prevailing party in any litigation brought under the terms of this Agreement shall be entitled to an award of reasonable costs and expenses of litigation and any appeal, including reasonable attorneys’ fees.  This Agreement shall be governed by the laws of the State of Washington.  Executive’s obligations under this Agreement supplement and do not limit other obligations Executive has to the Company, including without limitation under the law of trade secrets.  This Agreement shall be enforceable regardless of any claim Executive may have against the Company.  If any provision of this Agreement is held to be unenforceable as written, it shall be enforced to the maximum extent allowed by applicable law.  If any provision of this Agreement is void or is so declared, such provision shall be severed from this Agreement, which shall otherwise remain in full force and effect.  This Agreement shall survive termination of Executive’s employment, however caused.  This Agreement is the final and complete expression of the parties’ agreement on these subjects, and may be amended only in a writing signed by the Company and Executive.

DATED this 31st day of December, 2008.

EXECUTIVE:

By:	/s/ David T. Grieger
David T. Grieger

COMPANY: VU1 CORPORATION

By:	/s/ Mark Weber
Name:Mark Weber
Title: Director